UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 21, 2019
(Date of earliest event reported)	February 19, 2019

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.__

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

New Director

On February 19, 2019, we expanded our Board of Directors from 10 to 11 members, and Mark W. Helderman was elected to the Board to fill this additional position. All of the current directors will continue as members of the Board.

Mr. Helderman will also serve on our Board as a member of the Board’s Executive Compensation and Corporate Governance Committees.

Mr. Helderman held positions of increasing responsibility at Sasco Capital Inc., an independent, institutional investment firm, focused primarily on corporate turnarounds, restructurings and transformations, where he was employed since 1997. Mr. Helderman retired from his position at Sasco Capital Inc. as managing director and co-portfolio manager on January 31, 2019.

From 1989 to 1996, Mr. Helderman worked in equity research and sales for Roulston Research Company and from 1986 to 1989 he worked in equity research and sales at McDonald & Company, both in Cleveland, Ohio.

Mr. Helderman has more than 30 years of experience in the U.S. equities markets, including engagement with senior management teams to develop a deep understanding of their corporate vision, value creation philosophy, commitment to long-term sustainable value and shareholder alignment. In addition to his portfolio management role, Mr. Helderman has been an analyst with broad experience in the commodity, energy, industrial and utility sectors for more than 20 years.

There are no arrangements or understandings between Mr. Helderman and any other persons pursuant to which Mr. Helderman was selected as a director. Mr. Helderman has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Compensation and Reimbursement

For his service on the Board through April 2019, Mr. Helderman will receive an annual retainer of $75,000, prorated for the period of time from the month of his appointment to the Board through April 2019. He will also receive an annual stock retainer of shares of our common stock with a value of $135,000, similarly prorated, which shares shall be issued pursuant to our Equity Incentive Plan. As a nonmanagement director, Mr. Helderman will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 20 through 22 of our Proxy Statement relating to our 2018 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 5, 2018, (and such description is incorporated herein by this reference). Additionally, Mr. Helderman will be reimbursed for his expenses related to his attendance at Board and Committee meetings.

Item 7.01		Regulation FD Disclosure

We issued a news release on February 21, 2019, announcing the appointment of Mr. Helderman to our Board, a copy of which is attached as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number		Description

99.1		News release issued by ONEOK, Inc. dated February 21, 2019.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 21, 2019	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs

4